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                                                                       EXHIBIT 1
                            Joint Filing Agreement
                            ----------------------

     The undersigned hereby agree that in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the Statement on Schedule 13D, Amendment 2, dated May 24, 2000, with respect to the common stock, par value $0.01, of b2bstores.com, Inc., a Delaware corporation, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us. Each of the undersigned agrees to be responsible for the timely filing of this Statement on Schedule 13D, Amendment 2 and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein, provided that no person shall be responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is incomplete or inaccurate. Each of the undersigned persons further agrees that this Joint Filing Agreement may be included as an exhibit to such Statement on
Schedule 13D, Amendment 2 and to any amendments thereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 24, 2000.


                                        Enviro-Clean of America, Inc.


                                        By: /s/ Randall K. Davis
                                           -------------------------------------
                                        Randall K. Davis, President



                                         /s/ Steven Etra
                                        ----------------------------------------
                                        Steven Etra



                                         /s/ Randall K. Davis
                                        ----------------------------------------
                                        Randall K. Davis



                                         /s/ Gary C. Granoff
                                        ----------------------------------------
                                        Gary C. Granoff



                                         /s/ Mark A. Rice
                                        ----------------------------------------
                                        Mark A. Rice